Office of the General Counsel


August 21, 1997

IAA Trust Taxable Fixed Income Series Fund, Inc.
808 IAA Drive
Bloomington, IL  61702

Re:  IAA Trust Money Market Series
     IAA Trust Short-Term Government Bond Series
     IAA Trust Long-Term Bond Series

Ladies and Gentlemen:

We understand that IAA Trust Taxable Fixed Income Series Fund, Inc., Bloomington, Illinois, Securities Act of 1933 Registration No. 2-73768, elected in its Registration Statement to register an indefinite number of shares of common stock of each of its series pursuant to Rule 24f-2. You have requested our opinion in connection with making definite the registration of common stock issued publicly under the Securities Act of 1933 in the amounts of 74,925,622 shares of IAA Trust Money Market Series; 2,427,250 shares of IAA Trust Short-Term Government Bond Series; 3,317,112 shares of IAA Trust Long-Term Bond Series; and common stock issued in connection with a dividend reinvestment plan by IAA Trust Taxable Fixed Income Series Fund, Inc. in the amounts of 1,751,343 shares of IAA Trust Money Market Series; 3,918 shares of IAA Trust Short-Term Government Bond Series; and 4,765 shares of IAA Trust Long-Term Bond Series, during its fiscal year ended June 30, 1997, pursuant to Rule 24f-2.

On the basis of information and documents furnished us by representatives of IAA Trust Taxable Fixed Income Series Fund,
Inc., it is my opinion that:

1. IAA Trust Taxable Fixed Income Series Fund, Inc. is a corporation duly organized and validly existing under the laws of the State of Maryland.

2. That such corporation has authorized IAA Trust Money Market Series Common Stock of 100,000,000 shares of the par value of $ .10 per share; IAA Trust Short-Term Government Bond Series Common Stock of 50,000,000 shares of the par value of $ .10 per share; and IAA Trust Long-Term Bond Series Common Stock of 25,000,000 shares of the par value of $ .10 per share.

3. That all necessary action has been taken to duly authorize the issuance 76,676,965 shares of IAA Trust Money Market Series Common Stock of the corporation with a par value of $ .10 per share; 2,431,168 shares of IAA Trust Short-Term Government Bond Series Common Stock of the corporation with a par value of $ .10 per share; and 3,321,877 shares of IAA Trust Long-Term Bond Series Common Stock of the corporation with a par value of $ .10 per share and that such shares, respectively, were validly authorized, legally issued, fully paid and non-assessable.


Consent is hereby granted for you to file this opinion letter with the Securities and Exchange Commission as an Exhibit to your Rule 24f-2 Notice which Notice is being filed by IAA Trust Taxable Fixed Income Series Fund, Inc. for the purpose of making definite the registration of 76,676,965 shares of IAA Trust Money Market Series Common Stock, par value $ .10 per share; 2,431,168 shares of IAA Trust Short-Term Government Bond Series Common Stock, par value $ .10 per share; and 3,321,877 shares of IAA Trust Long-Term Bond Series Common Stock, par value $ .10 per share.

Very truly yours,

OFFICE OF THE GENERAL COUNSEL

/s/ Paul M. Harmon

Paul M. Harmon
General Counsel

gs




ILLINOIS AGRICULTURAL ASSOCIATION  and AFFILIATED COMPANIES
1701 Towanda Avenue/P. O. Box 2901/Bloomington, Illinois 61701
Telephone:  309/557/2542  To call writer direct:  309/557/2210
Fax:  309/557/2211

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